Exhibit (a)(1)(G)

Forms of Reminder E-mails - Dates may change if offer expiration is extended

March 19, 2007 - One Week After Offer to Exchange Commences

We have just completed week one of Intraware's stock option exchange program. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on April 9, 2007 unless we extend the offer.

If you would like to participate in this offer, you must deliver the completed election form by facsimile, e-mail, portable document format (PDF) or by hand delivery before 5:00 p.m., Pacific Time, on April 9, 2007 to:

Melinda Ericks
mericks@intraware.com
Fax: (925) 253-4518

Only responses that are complete, signed and actually received by Melinda Ericks by the deadline will be accepted. Responses submitted by any other means, including interoffice or United States mail or other post and overnight carrier are not permitted. If you have questions, please direct them to Paul Warenski, our Senior Vice President and General Counsel, at:

Intraware, Inc. 25 Orinda Way Orinda, CA 94563 (925) 253-4515

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for Restricted Stock Units, dated March 12, 2007; (2) the letter from Wendy Nieto, dated March 12, 2007; (3) the election form; and (4) the withdrawal form. You may access these documents through the U.S. Securities and Exchange Commission's website at www.sec.gov.

April 2, 2007 - Final Week

We are entering the final week of Intraware's stock option exchange program. After today, there are seven (7) days left to make your election. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, on April 9, 2007 unless we extend the offer.

If you would like to participate in this offer, you must deliver the completed election form by facsimile, e-mail, portable document format (PDF) or by hand delivery before 5:00 p.m., Pacific Time, on April 9, 2007 to:

Melinda Ericks
mericks@intraware.com
Fax: (925) 253-4518

Only responses that are complete, signed and actually received by Melinda Ericks by the deadline will be accepted. Responses submitted by any other means, including interoffice or United States mail or other post and overnight carrier are not permitted. If you have questions, please direct them to Paul Warenski, our Senior Vice President and General Counsel, at:

Intraware, Inc. 25 Orinda Way Orinda, CA 94563 (925) 253-4515

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for Restricted Stock Units, dated March 12, 2007; (2) the letter from Wendy Nieto, dated March 12, 2007; (3) the election form; and (4) the withdrawal form. You may access these documents through the U.S. Securities and Exchange Commission's website at www.sec.gov.

April 9, 2007 - Last Day (Offer Expiration Date)

Today is the last day to elect to exchange your eligible options as part of Intraware's stock option exchange program. The offer to exchange your eligible stock options will expire at 5:00 p.m., Pacific Time, today, April 9, 2007.

If you would like to participate in this offer, you must deliver the completed election form by facsimile, e-mail, portable document format (PDF) or by hand delivery before 5:00 p.m., Pacific Time, on April 9, 2007 to:

Melinda Ericks
mericks@intraware.com
Fax: (925) 253-4518

Only responses that are complete, signed and actually received by Melinda Ericks by the deadline will be accepted. Responses submitted by any other means, including interoffice or United States mail or other post and overnight carrier are not permitted. If you have questions, please direct them to Paul Warenski, our Senior Vice President and General Counsel, at:

Intraware, Inc. 25 Orinda Way Orinda, CA 94563 (925) 253-4515

This notice does not constitute the offer to exchange. The full terms of the offer are described in (1) the Offer to Exchange Certain Outstanding Options for Restricted Stock Units, dated March 12, 2007; (2) the letter from Wendy Nieto, dated March 12, 2007; (3) the election form; and (4) the withdrawal form. You may access these documents through the U.S. Securities and Exchange Commission's website at www.sec.gov.